ALEXANDER & BALDWIN, INC.
                                      COMPUTATION OF EARNINGS PER SHARE
                               FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND
                                2000 (In thousands, except per share amounts)
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                                                                         2002                  2001                  2000
                                                                         ----                  ----                  ----

Basic Earnings Per Share

     Net income                                                       $      58,156         $     110,628         $      90,574
                                                                      =============         =============         =============

     Average number of shares outstanding                                    41,008                40,535                40,898
                                                                      =============         =============         =============

     Basic earnings per share                                         $        1.42         $        2.73         $        2.21
                                                                      =============         =============         =============

Diluted Earnings Per Share

     Net income                                                       $      58,156         $     110,628         $      90,574
                                                                      =============         =============         =============

     Average number of shares outstanding                                    41,008                40,535                40,898

     Effect of assumed exercise of
         outstanding stock options                                              206                   185                   109
                                                                      -------------         -------------         -------------

     Average number of shares outstanding
         after assumed exercise of
         outstanding stock options                                           41,214                40,720                41,007
                                                                      =============         =============         =============

     Diluted earnings per share                                       $        1.41         $        2.72         $        2.21
                                                                      =============         =============         =============



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